Exhibit 99.1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated March 2, 2010 (including amendments thereto) with respect to the Common Stock of Cascade Financial Corporation, a Washington corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

February 22, 2010		/s/ Craig G. Skotdal
Craig G. Skotdal

February 22, 2010		/s/ Dwayne R. Lane
Dwayne R. Lane

February 22, 2010		/s/ Thomas H. Rainville
Thomas H. Rainville

February 22, 2010		/s/ Christian H. Sievers
Christian H. Sievers

February 22, 2010		/s/ Arnold R. Hofmann
Arnold R. Hofmann

February 22, 2010		/s/ Arthur W. Skotdal
Arthur W. Skotdal

February 22, 2010		/s/ Andrew P. Skotdal
Andrew P. Skotdal

February 22, 2010		Skotdal Quality Investments, L.L.C.
	by	/s/ Craig Skotdal
Craig Skotdal, Manager

February 22, 2010		Skotdal Enterprises, Inc.

	by	/s/ Craig G. Skotdal
Craig G. Skotdal, President

February 22, 2010		Arthur & Marianne Skotdal Revocable Living Trust
	by	/s/ Craig G. Skotdal
Craig G. Skotdal, Trustee